UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2010

BLACK HAWK EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51988	27-0670160
(State or Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1174 Manito Dr., NW Fox Island, WA 98333
(Address and telephone number of principal executive office)

Registrant’s telephone number, including area code:  (253) 973-7135

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” commencing on page 2 of this current report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this report, the terms “the Company” “we”, “us”, “our” and “Black Hawk Exploration” mean Black Hawk Exploration, Inc. unless otherwise indicated.

Black Hawk is an exploration stage corporation. There is no assurance that commercially viable mineral deposits exist on the claims we have under option. Further exploration and/or drilling will be required before a final evaluation as to the economic and legal feasibility of our projects is determined.

Item 5.01 Changes in Control of Registrant

On February 4, 2010 Kevin M. Murphy purchased 12,000,000 shares of common stock from Wayne Weaver, a major shareholder. The shares were purchased for a total consideration of $10,200,000. Kevin M. Murphy now owns 12,010,000 of our shares of common stock, which is 19.94% of our issued and outstanding shares of common stock as of February 25, 2010.

FORM 10 INFORMATION

RISK FACTORS

In addition to other information in this report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Associated with our Business

We are an exploration stage corporation, lack a business history and have losses that we expect to continue into the future. If the losses continue we will have to suspend operations or cease functioning.

We were incorporated on April 14, 2005, and have only started our proposed business but have not realized any revenues. We have no business history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $696,100. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

●	our ability to find a profitable exploration property;
●	our ability to generate revenues; and
●	our ability to reduce exploration costs.

Because of the speculative nature of exploration of mineral properties, we may never discover a commercially exploitable quantity of minerals, our business may fail and investors may lose their entire investment.

We are in the very early exploration stage and cannot guarantee that our exploration work will be successful or that any minerals will be found or that any production of minerals will be realized. The search for valuable minerals as a business is extremely risky.  We can provide investors with no assurance that exploration on our properties will establish that commercially exploitable reserves of minerals exist on our property.  Additional potential problems that may prevent us from discovering any reserves of minerals on our property include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unable to establish the presence of commercially exploitable reserves of minerals on our property our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.  The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.  If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claims.  If this happens, our business will likely fail.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

We have no known mineral reserves and we may not find any gold or lithium if we find gold or lithium it may not be in economic quantities. If we fail to find any gold or lithium or if we are unable to find gold or lithium in economic quantities, we will have to suspend operations.

We have no known mineral reserves. Even if we find gold or lithium, it may not be of sufficient quantity so as to warrant recovery. Additionally, even if we find gold or lithium in sufficient quantity to warrant recovery it ultimately may not be recoverable. Finally, even if any gold or lithium is recoverable, we do not know that this can be done at a profit. Failure to locate gold or lithium in economically recoverable quantities will cause us to suspend operations.

The potential profitability of mineral ventures depends in part upon factors beyond the control of our company and even if we discover and exploit mineral deposits, we may never become commercially viable and we may be forced to cease operations.

The commercial feasibility of mineral properties is dependent upon many factors beyond our control, including the existence and size of mineral deposits in the properties we explore, the proximity and capacity of processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental regulation.  These factors cannot be accurately predicted and any one or a combination of these factors may result in our company not receiving an adequate return on invested capital.  These factors may have material and negative effects on our financial performance and our ability to continue operations.

We may be adversely affected by fluctuations in ore and precious metal prices.

The value and price of our shares of common stock, our financial results, and our exploration, development and mining activities, if any, may be significantly adversely affected by declines in the price of precious metals and ore.  Mineral prices fluctuate widely and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the value of the United States dollar and foreign currencies, global and regional supply and demand, and the political and economic conditions of mineral producing countries throughout the world.

The prices used in making resource estimates for mineral projects are disclosed, and generally use significantly lower metal prices than daily metals prices quoted in the news media. The percentage change in the price of a metal cannot be directly related to the estimated resource quantities, which are affected by a number of additional factors. For example, a 10% change in price may have little impact on the estimated resource quantities, or it may result in a significant change in the amount of resources.

Transportation difficulties and weather interruptions may affect and delay proposed mining operations and impact our proposed business.

Our mining properties are accessible by road. The climate in the area is hot and dry in the summer but cold and subject to snow in the winter, which could at times hamper accessibility depending on the winter season precipitation levels. As a result, our exploration and mining plans could be delayed for several months each year.

Supplies needed for exploration may not always be available.

Competition and unforeseen limited sources of supplies needed for our proposed exploration work could result in occasional spot shortages of supplies of certain products, equipment or materials. There is no guarantee we will be able to obtain certain products, equipment and/or materials as and when needed, without interruption, or on favorable terms. Such delays could affect our proposed business plans.

Management will devote only a limited amount of time to Black Hawk’s business. Failure of our management to devote a sufficient amount of time to our business plans may adversely affect the success of our business.

Mr. Kevin M. Murphy will be devoting approximately 20 hours per week to black Hawk’s business. Failure of our management to devote a sufficient amount of time to our business plans may adversely affect the success of our business.

Management lacks formal training in mineral exploration.

Our officers and directors have no professional accreditation or formal training in the business of exploration. With no direct training or experience in these areas our management may not be fully aware of many of the specific requirements related to working within this industry. Decisions so made without this knowledge may not take into account standard engineering management approaches that experienced exploration corporations commonly make. Consequently, our business, earnings and ultimate financial success could suffer irreparable harm as a result of management’s lack of experience in the industry. Thus, we will retain such technical experts as are required to provide professional and technical guidance.

Risks Associated with our Common Stock

We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend.  Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price.  This may never happen and investors may lose all of their investment in our company.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 300,000,000 shares of common stock, of which 60,236,722 shares are issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock.  If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations.  As a result, our business may suffer, and not be successful and we may go out of business.  We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Our stock is a penny stock.  Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock.  The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”.  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Risks Related to our Financial Results and Need for Additional Financing

Our auditors’ reports contain a statement that our net loss and limited working capital raise substantial doubt about our ability to continue as a going concern.

Our independent registered public accountants have stated in their report, included in our annual report on Form 10-K filed with the Securities and Exchange Commission on November 30, 2009, that our significant operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. We had net losses of $66,879 and $283,375, respectively, for the fiscal years ended August 31, 2009 and 2008. We will be required to raise substantial capital to fund our capital expenditures, working capital and other cash requirements since our current cash assets are exhausted. We are currently searching for sources of additional funding, including potential joint venture partners, while we continue the initial exploration phase on our mining claims. The successful outcome of future financing activities cannot be determined at this time and there are no assurances that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

We will need additional capital to achieve our current business strategy and our inability to obtain additional financing will inhibit our ability to expand or even maintain our research, exploration and development efforts.

In addition to our current accumulated deficit, we expect to incur additional losses in the foreseeable future. Until we are able to determine if there are mineral deposits available for extraction on our properties, we are unlikely to be profitable. Consequently, we will require substantial additional capital to continue our exploration and development activities. There is no assurance that we will not incur additional and unplanned expenses during our continuing exploration and development activities. When additional funding is required, we intend to raise funds either through private placements or public offerings of our equity securities. There is no assurance that we will be able to obtain additional financing through private placements and/or public offerings necessary to support our working capital requirements. To the extent that funds generated from any private placements and/or public offerings are insufficient, we will have to raise additional working capital through other sources, such as bank loans and/or financings. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms.

If we are unable to secure adequate sources of funds, we may be forced to delay or postpone the exploration, development and research of our properties, and as a result, we might be required to diminish or suspend our business plans. These delays in development would have an adverse effect on our ability to generate revenues and could require us to possibly cease operations. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results or financial condition to such extent that we are forced to restructure, file for bankruptcy protection, sell assets or cease operations, any of which could put your investment dollars at significant risk.

We are incurring increased costs as a result of being a publicly-traded company.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission, have required changes in corporate governance practices of public companies. These new rules and regulations have increased our legal and financial compliance costs and have made some activities more time-consuming and costly. For example, as a result of becoming a public company, we have created additional board committees and have adopted policies regarding internal controls and disclosure controls and procedures. In addition, we have incurred additional costs associated with our public company reporting requirements. These new rules and regulations have made it more difficult and more expensive for us to obtain director and officer liability insurance, which we currently cannot afford to do. As a result of the new rules, it may become more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of being a public company or the timing of such costs and/or whether we will be able to raise the funds necessary to meet the cash requirements for these costs.

Because we may never earn revenues from our operations, our business may fail and then investors may lose all of their investment in our company.

We have no history of revenues from operations.  We have never had significant operations and have no significant assets.  We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably.  Our company has a limited operating history and is in the exploration stage.  The success of our company is significantly dependent on the uncertain events of the discovery and exploitation of mineral reserves on our properties or selling the rights to exploit those mineral reserves.  If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

Prior to completion of the exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims in the future, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability.  If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

DESCRIPTION OF BUSINESS

Overview

We were incorporated in the State of Nevada on April 14, 2005.  We are engaged in the acquisition and exploration of mining properties.  We maintain our statutory registered agent’s office at 9360 W.  Flamingo #110-158 Las Vegas, NV 89147 and our business office is located at 1174 Manitou Dr., PO Box 363, Fox Island, WA 98333. Our fiscal year end is August 31st. On March 15, 2007, we approved a ten (10) for one (1) forward stock split of our authorized, issued and outstanding shares of common stock. We amended our Articles of Incorporation by the filing of a Certificate of Change with the Nevada Secretary of State wherein it stated that we would issue ten shares for every one share of common stock issued and outstanding immediately prior to the effective date of the forward stock split. The change in the Articles of Incorporation was effected with the Nevada Secretary of State on April 6, 2007. As a result, the authorized capital increased from 30,000,000 to 300,000,000 shares of common stock with a par value of $0.001.

Our Current Business – Mineral Exploration

We are an exploration stage resource company, and are primarily engaged in the exploration for and development in the properties in which we have acquired interests.  Black Hawk Exploration is a diversified energy and metals exploration company focused on identifying and exploring strategic high value properties and developing new prospective projects globally. Black Hawk Exploration will establish wholly owned corporate identities in multiple strategic minerals, high value commodities, and rare earth projects.

In August 2009 we formed a wholly owned Nevada subsidiary, Blue Lithium Energy Inc. Blue Lithium Energy will initially acquire, explore and develop a portfolio of strategic lithium properties in the United States and Canada.

The area the Company is currently evaluating has a geologic and topographic setting and is located in Clayton Valley, Nevada.  During the mid-to late 1970’s the U.S. Geological Survey (USGS) evaluated lithium deposits and resources around the world.  During the course of the program they drilled 22 holes in Nevada and Arizona.  Initial drilling was in Clayton Valley. Several of these drill sites are adjacent to the Black Hawk claims and to Chemetall-Foote, to evaluate the known continental-brines.  USGS holes drilled in the Clayton Valley target area had 1.3 and 1.7 parts per million (ppm) lithium in the brines that were intersected plus 287 and 364 ppm lithium in the sediments.   These are within the range of values that could be indicative for lithium brines in the target area.

We hold title to 56 placer mineral claims over a 1,120 acre site. The mineral claims give us the right to all of the minerals which can be claimed by placer claims underlying the land on which the claims have been staked. We began exploration on our property in September 2009.

On September 30, 2009 Black Hawk announced its Clayton Valley, Nevada acquisition. Black Hawk’s 1,120 acre site is located in the lithium rich Clayton Valley which is the home of the largest lithium brine production facility in the U.S. The Chemetall-Foote facility has produced in excess of 50 million Kg of lithium to date and is scaled to produce 1.2 million Kg a year. The American Institute of Mining estimates the mineral resource of the Clayton Valley to be 750 million Kg of lithium. The lithium brine deposits are located at depths of a few hundred meters and can be extracted in an environmentally friendly manner.

On December 8, 2009 we incorporated Golden Black Hawk, Inc. as a wholly owned subsidiary under Nevada law. This subsidiary then entered into an agreement (“the Option Agreement”) on December 10, 2009 (“the Effective Date”) with HuntMountain Resources Inc (HNTM) to purchase 75% of HNTM’s option on a precious metal property in Nevada called Dun Glen. The Option Agreement entitles the Company to acquire undivided legal and beneficial interests of up to 75% in the Property free and clear of all liens, charges and claims of others.

Considerations for the Option Agreement are as follows:

-	An initial payment of $50,000 (paid) and issuance of 250,000 restricted shares of common stock on the Effective Date;

-	A further payment of $25,000 and issuance of 100,000 restricted shares of common stock on the first anniversary of the effective Date;

-	A further payment of $25,000 on the second anniversary of the Effective Date;

-	Incur or fund expenditures on the Property of not less than $700,000 on or before the fourth anniversary of the Effective Date.

The Company’s authorized stocks consist of 300,000,000 common shares at a par value of $0.001.

On March 15, 2007, the board of directors approved a ten (10) for one (1) forward stock split of authorized, issued and outstanding shares of common stock. The Company amended its Articles of Incorporation by the filing of a Certificate of Change with the Nevada Secretary of State wherein it stated that it would issue ten shares for every one share of common stock issued and outstanding immediately prior to the effective date of the forward stock split. The change in the Articles of Incorporation was effected with the Nevada Secretary of State on April 6, 2007. As a result, the authorized capital increased from 30,000,000 to 300,000,000 shares of common stock with a par value of $0.001. The stock split is presented retroactively in these financial statements.

 As of February 25, 2010, there are 60,236,722 shares of the Company’s common stock issued and outstanding.

Our Proposed Exploration Program – Plan of Operation

Over the twelve months ending November 30, 2010 we plan to expend a total of approximately $150,000 in respect of future mineral property acquisitions.

Based on our current plan of operations, we require immediate funds to commence our exploration operations. We currently have cash on hand of $234,684. We anticipate that we will have to raise additional cash of approximately $1,000,000 to allow us to complete our proposed exploration program. We entered into an equity financing agreement (the “Financing Agreement”), whereby we may draw up to $1,000,000 by issuing units (the “Units”) at $0.85 per unit with each unit consisting of one share of our common stock and one common stock purchase warrant exercisable into one common share for two years, at $1.05 for the first 12 months and $1.25 for the second 12 months. The advances are at the discretion of the counter-party. If we fail to raise sufficient funds, we may modify our operations plan accordingly. Even if we do raise funds for operations, there is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable.

Over the twelve months ending November 30, 2010 we intend to use all available funds to commence exploration of our mineral properties,

Government Regulations

Any operations at the our mineral properties will be subject to various federal and state laws and regulations in the United States which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We will be required to obtain those licenses, permits or other authorizations currently required to conduct exploration and other programs. There are no current orders or directions relating to us or our properties with respect to the foregoing laws and regulations. Such compliance may include feasibility studies on the surface impact of our proposed operations, costs associated with minimizing surface impact, water treatment and protection, reclamation activities, including rehabilitation of various sites, on-going efforts at alleviating the mining impact on wildlife and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become so prohibitive that we may decide to not proceed with exploration, development, or mining operations on any of our mineral properties. We are not presently aware of any specific material environmental constraints affecting our properties that would preclude the economic development or operation of property in the United States.

The U.S. Forest Service requires that mining operations on lands subject to its regulation obtain an approved plan of operations subject to environmental impact evaluation under the National Environmental Policy Act. Any significant modifications to the plan of operations may require the completion of an environmental assessment or Environmental Impact Statement prior to approval. Mining companies must post a bond or other surety to guarantee the cost of post-mining reclamation. These requirements could add significant additional cost and delays to any mining project undertaken by us.

Under the U.S. Resource Conservation and Recovery Act, mining companies may incur costs for generating, transporting, treating, storing, or disposing of hazardous waste, as well as for closure and post-closure maintenance once they have completed mining activities on a property. Any future mining operations at our mineral properties may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, storage facilities, and the use of mobile sources such as trucks and heavy construction equipment which are subject to review, monitoring and/or control requirements under the Federal Clean Air Act and state air quality laws. Permitting rules may impose limitations on our production levels or create additional capital expenditures for pollution control in order to comply with the rules.

The U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict joint and several liability on parties associated with releases or threats of releases of hazardous substances. Those liable groups include, among others, the current owners and operators of facilities which release hazardous substances into the environment and past owners and operators of properties who owned such properties at the time the disposal of the hazardous substances occurred. This liability could include the cost of removal or remediation of the release and damages for injury to the surrounding property. We cannot predict the potential for future CERCLA liability with respect to our mineral properties or surrounding areas.

Employees

At present, we have no employees.  We currently operate with two executive officers, who devote their time as required to our business operations. Our executive officers are not presently compensated for their services and do not have an employment agreement with us.

Reports to Security Holders

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy and formation statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General Information

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Black Hawk is an exploration stage company. There is no assurance that commercially viable mineral deposits exist on the mineral property that we have under option. Further exploration will be required before a final evaluation as to the economic and legal feasibility of the claim is determined.

Our Proposed Exploration Program – Plan of Operation

Our business plan is to proceed with the initial exploration of the lithium and gold properties to determine if there are commercially exploitable deposits of gold and lithium, and if we decide not to proceed, to seek other mineral exploration properties. We retained the services of the Hunsaker Inc., a geological company, to assess the results of our program. Upon receipt of that report we will be in a position to review the work completed and to properly evaluate the potential of the property and to determine if gold or lithium exist on the properties and, if any gold or lithium is found, can be economically extracted & profitably processed.

We do not claim to have any ores or reserves whatsoever at this time on our optioned property.

Phase I Exploration Program

Over the twelve months ending November 30, 2010 we intend to use all available funds to commence exploration of our mineral properties, as follows:

Estimated Funding Required During the Next Twelve Months

General and Administrative	$50,000
Operations:
Future property acquisitions	130,000
Working capital	50,000
Development of properties	1,000,000
Total	$1,230,000

Phase II will not be carried out until 2011 or 2012 and will be contingent upon favourable results from phase I and specific recommendations in the resulting report. Specifics of the work to be carried out have not yet been determined and will be delineated as recommendations in the reporting of the results of phase I. The second phase may require up to six weeks work. Four months may be required for analysis and the preparation of a report and evaluation on the work accomplished.

Employees

We intend to continue to use the services of subcontractors for manual labour exploration work and an engineer or geologist to manage the exploration program. Our only employee will be our senior officers and directors. In regards to phase I of the planned exploration program, we have retained Buster Hunsaker as senior geological consultant.

At present, we have no employees, other than our executive officers who do not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to employees.

Results of Operations

Black Hawk was incorporated on April 14, 2005; comparative periods for the three months ended November 30, 2009, and November 30, 2008, as well as for the period from April 14, 2005 (inception), through November 30, 2009, are presented in the following discussion.

Revenues

REVENUE – Gross revenue for the quarters ended August 31 2009, and August 31, 2008, was $0. To date, we have not generated any revenues.

COMMON STOCK – Net cash provided by financing activities during the years ended August 31, 2009, and 2008 was $687,099 and $597,999 respectively. $ 942,098 has been received from inception on April 14, 2005, through to and including November 30, 2009.

Expenses
Expense Item	For the quarter ended November 30, 2009	For the quarter ended November 30, 2008	April 14, 2005 (Inception) through November 30, 2009
Mineral Property Exploring	7,963	0	9,793
General and Administrative	37,881	5510	177,589
Stock based compensation	0	0	30,000
Impairment of Mineral Costs	0	0	524,562
TOTAL	$45,844	$5,510	$741,944

Black Hawk continues to carefully control its expenses and overall costs as it moves its business development plan forward. Black Hawk does not have any employees and engages personnel through outside consulting contracts or agreements or other such arrangements, including for legal, accounting and technical consultants.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual financial statements for the year ended August 31, 2009, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional notes describing the circumstances that lead to this disclosure by our independent auditors. Our issuance of additional equity securities could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for continued operations. We are pursuing various financing alternatives to meet immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it could be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our obligations as they come due.

Liquidity and Capital Resources

Since inception, we have used our common stock and loans or advances from our officers and directors to raise money for our optioned acquisition and for corporate expenses. Net cash provided by financing activities from inception on April 14, 2005, to November 30, 2009, was $789,299 as a result of gross proceeds received from sales of our common stock.

As of November 30, 2009, our total assets consisting entirely of cash amounted to $234,684 and total liabilities were $9,000.

For the quarter ended November 30, 2009, the net loss was $45,844 ($0.00 per share). The loss per share was based on a weighted average of 59,201428 common shares outstanding. The net loss from inception to November 30, 2009, is $741,944.

Inflation / Currency Fluctuations

Inflation has not been a factor during the recent quarter ended November 30, 2009. Although inflation is moderately higher than it was during 2008 the actual rate of inflation is not material and is not considered a factor in our contemplated capital expenditure program.

Off-Balance Sheet Arrangements

We have not entered into any transactions with unconsolidated entities whereby we have financial guarantees or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations that provide financing, liquidity, market risk or credit risk support to us.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the period. Actual results may differ from those estimates.

Exploration and Development Costs

Exploration costs are expensed as incurred. When it is determined that a mining deposit can be economically and legally extracted or produced based on established proven and probable reserves, further exploration costs and development costs incurred after such determination will be capitalized. The establishment of proven and probable reserves is based on results of final feasibility studies which indicate whether a property is economically feasible. Upon commencement of commercial production, capitalized costs will be transferred to the appropriate asset category and amortized over their estimated useful lives. Capitalized costs, net of salvage values, relating to a deposit which is abandoned or considered uneconomic for the foreseeable future, will be written off.

Basic Loss per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period. The weighted average number of shares outstanding during the periods has been retroactively restated to reflect a forward stock split of 10 new shares for 1 old share, effective March 15, 2007.

Description of Properties

Our principal office is located at 1174 Manito Dr., NW, Fox Island, WA 98333. Our telephone number is (253) 973-7135. On December 1, 2009 we entered into an office rent agreement with a public company that has a common director and officer with us at $400 per month for office space in Nevada. The term of the agreement is on a month by month basis starting from December, 2009.

During August, 2009, a geologist whom we engaged identified and acquired 56 lithium claims in the state of Nevada on behalf of our company in the area known as Clayton Valley, Nevada.  The titles to these claims were transferred to us in November, 2009.

On December 8, 2009 we formed Golden Black Hawk, Inc., a wholly owned subsidiary under the laws of the State of Nevada to acquire, explore and develop gold properties in the United States and Canada.

On December 10, 2009, (the “Effective Date”), we entered into a property interest purchase option agreement (the “Option Agreement”) with HuntMountain Resources Ltd. (“HuntMountain”), a public company that has the right to acquire 100% interest in a total of 73 mining claims (the “Claims”) in Pershing County in the State of Nevada (the “Dun Glen Project”). The Option Agreement entitles us to acquire undivided legal and beneficial interests of up to 75% in the Property free and clear of all liens, charges and claims of others.

Dun Glen Project

Location and Access

The Dun Glen Project is located approximately 40 miles south west of Winnemucca, Nevada in Pershing County.  Access is available from Highway 80, exit 151 over a county maintained gravel road.  The entire area covers roughly 1870 acres comprised of 73 federal unpatented lode mining claims, which are covered by our agreement with HuntMountain.

Ownership Interest

Under the Option Agreement with HuntMountain we have an option entitling us to acquire certain legal and beneficial interests in and to Dun Glen Project, and to participate in the further exploration and, if deemed warranted, the development of the Dun Glen Project.  Specifically, we have acquired a right and option to acquire undivided legal and beneficial interests of up to 75% in the Dun Glen Project free and clear of all liens, charges and claims of others.

In order for us to exercise the option and acquire the 75% interest we are required to make the following payments to HuntMountain, and incur the expenses indicated, prior to the fourth anniversary of the date of the Option Agreement (the “Option Deadline”):

(1)	an initial payment of $50,000, which has been paid by us and issue 250,000 restricted shares of common stock (issued);

(2)	pay a further $25,000 on the first anniversary of the Effective Date and issue 100,000 restricted shares of common stock;

(3)	pay a further $25,000 on the second anniversary of the Effective Date; and

(4)	incur or fund expenditures on the Property prior to the Option Deadline of not less than $700,000 on or before the fourth anniversary of the Effective Date.

History of Previous Operations

The Dun Glen Property is an exploration stage property that has had a relatively small amount of contemporary geologic work done on it.  Historically, exploration and mineral production in the area began in the 1860’s.  During the 1930’s the Standard Gold Reduction and Milling Company worked on the Auld Lang Syne Mine on the Dun Glen Property.  Eventually all production from the mines in the area ceased and minimal work was undertaking until 2002.

Five drill holes were completed by Newmont Exploration in 2002 and consisted of a total of 2113 feet.  This drilling was inconclusive due largely to unforeseen drilling problems that required termination of some of the drill holes prior to reaching target depths.

Four drill holes were completed by HuntMountain Resources in 2006 and consisted of a total of 3,645 feet.  Three of the four holes reached their target depth and the core intervals contained up to 3.18 grams per tonne of gold and 8.0 grams per tonne of silver.

Present Condition of Property and Current State of Exploration

We have not yet commenced exploration of the Dun Glen Property. We intend to use a phased exploration approach by which the results of each phase will determine the nature and level of activities for the next.

Our initial plan of exploration is to complete comprehensive compilation of all acquired geophysical, geochemical, and geological data.  From this a phased program can be developed to evaluate the economic potential of the property.

In particular, over the next 12 months beginning March 2010, we intend to carry out the following actions with respect to the Dun Glen Property (1) in two phases.  Phase 1 is an evaluation phase totalling $60,700.  Phase 2 is comprised of dump processing ($600,000) and exploration drilling ($404,352).  The Phase 2 plans are based on the results of Phase 1 work which is as follows:

Description of Phase of Exploration	Description of Exploration Work Required	Estimated Expenses ($)
Phase 1	1) Property-wide data compilation	$9,750
	2) Measure and sample historic dumps (Geologist and Technician)	$16,950
	3) Sample Costs (including trenching, assaying, and permit upgrades)	$22,000

	4) Metallurgical Evaluation	$12,000
Second Phase (Dump Processing )	1) Load and Move 50,000 tons of historic mine tailings	$550,000
	2) Permit upgrades and estimated road improvements	$50,000

Second Phase (Exploration Drilling)	1) 8,000 foot drill program	$276,988
	2) Drill Sample Assaying	$54,686
	3) Drill Site Preparation	$21,170
	4) Drill Supervision and Evaluation	$51,508

(1)	All costs and timings are estimates only, and these may change dramatically depending on unforeseen circumstances arising at each stage of the exploration program

Mineralization

The Dun Glen Project is situated in a region of alternating, northerly-trending, faulted mountains and flat, sediment-filled valley floors.  It was created roughly 20 million years ago as a result of block faulting during extensional tectonics.  Rocks exposed in the region range in age from Cambrian to Holocene and comprise thick sequences of sedimentary, volcanic, intrusive and metamorphic rocks in a complex structural environment.

There are three separate areas at the Dun Glen Project which have previously undergone mining activity.  These are, from North to South, the Auld Lang Syne Mine area, the Black Hole Mine area and the Monroe Mine area.  Gold/silver-bearing veins were the prime target historically, although there is some low-grade sediment-hosted mineralization on the property that has not yet been well-documented, along with solidified breccias that tentatively appear to be localized.  The main zone of mineralization, which connects the Monroe Mine, Old Mill Adit and the Black Hole Mine, consists of a north-easterly trending corridor that appears to the about 300 feet wide on the south end near the Monroe Mine and as much as 1000 feet wide on the north end near the Auld Lang Syne Mine.

Mineralization at the Auld Lang Syne consists of several separate quartz veins that trend in a northerly direction, dipping 45-80 degrees to the east, hosted by silicified rhyolites.  Although the true width of this vein system is uncertain due to copious overburden, the apparent width is approximately 100 feet.  The vein system here contains four parallel veins, the average width of which is reported to be 0.8 meters.  No systematic chip sampling across this zone has yet been undertaken.

Mineralization at the Black Hole Mine consists primarily of gold/silver-bearing quartz veins that appear to follow the contact between two mineral formations.  This contact is probably faulted according to a geology report.  Both Type A (bright white, massive to stockwork, coarse crystalline, opaque quartz with traces of sulfides, most commonly pyrite) and Type B (light grey, fine-crystalline, translucent, vuggy quartz that contains up to 0.5% sphalerite and galena with lesser amounts of pyrite, chalcopyrite, arsenopyrite and stibnite) quartz vein mineralization were found on the dump in previous reviews of the property.  No historic data on the Black Hole Mine workings is readily available, and the mine is presently inaccessible.  Therefore, the true width of the mineralization at the Black hole Mine is uncertain.  At the Black Hole Mine, the quartz vein reportedly strikes northeast with a 45 degree dip to the southeast.

Mineralization in the Monroe Mine area also consists of gold/silver-bearing quartz vein mineralization, although it is hosted entirely in a Metarhyolite rock formation.  The Monroe Mine dump contains much Type A quartz vein material and scarce samples of Type B quartz vein material.  A small prospect pit which lies about 500 feet off the main Monroe Mine Adit contains scarce samples of Type B quartz vein material also.  This mineralization could not be seen in place since the adit is partially caved near the portal and partially flooded.  Therefore the true width of the quartz vein mineralization in the Monroe Mine area is uncertain.

Historically this area has been explored and mined for gold/silver production.  However, our management believes that there are significant deposits of gold which has not yet been explored.  We have not yet undertaken any exploration work on the Dun Glen Project and the existence of any gold cannot be assured.

Clayton Valley Claims

Location and Access

The Clayton Valley Claims are located in Clayton Valley, Esmeralda County, Nevada, 214 highway miles North of Las Vegas, Nevada.  They are accessible via Nevada State Highway 264 that proceeds south from US Interstate 95 and then connects to a gravel road within Clayton Valley which crosses the center of the claims.  Sources of power and water are available less than 3 miles from the claims.  Labor and supplies are available at Tonopah, Las Vegas or Reno which are local and regional mining and supply centers.  The entire area covers approximately 1120 acres comprised of 56 placer mineral claims located in the same geological formation as Chemetall-Foote mining operation.

We hold mineral exploration rights on the Clayton Valley Claims directly from the Department of the Interior, Bureau of Land Management (BLM), through our wholly owned subsidiary Blue Lithium Energy, Inc.  Our annual expenses associated with keeping this property in good standing are estimated at $8,432.

History of Previous Operations

During the mid-to late 1970’s the U.S. Geological Survey (“USGS”) evaluated lithium deposits and resources around the world.  During the course of the program they drilled 22 holes in Nevada and Arizona.  Initial drilling was in Clayton Valley (one of these drill sites was near our claims adjacent to the Chemetall-Foote Mine) to evaluate the known continental-brines.

The Clayton Valley Claims’ 1,120 acre site is located in the Clayton Valley which is the home of the largest lithium brine production facility in the U.S. The Chemetall-Foote facility has produced in excess of 50 million kilograms of lithium to date and is scaled to produce 1.2 million kilograms a year.

Present Condition of Property and Current State of Exploration

Hunsaker, Inc., our consulting geologists have recommended an initial drill program for lithium bearing brines. The brines are expected to occur between 600 and 800 feet based on the 1980’s U.S. Geological Survey work completed in the 1970’s by the U.S. Geological Survey and the nearby producing wells at the Chemetall-Foote Silver Peak operation also in Clayton Valley. Drilling costs are estimated to be $60 a foot and the 1000 foot drill program is designed to identify the depth of the Brines, Lithium concentration, chemical characteristics and the geologic/aquifer settings.

We have recently engaged Boart Longyear Limited (“Boart”) to commence drilling on the Clayton Valley Claims.  We had previously received an affirmative decision from the United States Department of Interior, Bureau of Land Management (“BLM”), Tonopah, Nevada for exploration on the Clayton Valley Claims.  A financial guarantee bond was required and has been submitted and accepted by the BLM, Branch of Minerals Adjudication to warranty complete reclamation of any environmental disturbance to the drill area and keep within our corporate “Green Policy”. The BLM determination notice will remain in effect for 2 years from the date of the approval decision. The original Notice of Drill Exploration was filed by Blue Lithium Energy, Inc., our wholly owned subsidiary, on November 25th, 2009 and the engagement of Boart will allow our management to put into effect our drill program and confirm the lithium brine levels at the Clayton Valley Claims.

Mineralization

The American Institute of Mining estimates the mineral resource of the Clayton Valley to be 750 million kg of lithium. The Clayton Valley lithium brine deposit is found at depths of a few hundred meters and is easily extractable in an environmentally friendly manner. The American Institute of Mining estimates the Lithium resources of the Clayton Valley to be 750,000,000 kilograms.  USGS holes drilled in the new target area  had 1.3 and 1.7 parts per million (“ppm”)  lithium in the brines that were intersected plus 287 and 364 ppm lithium in the sediments.  Our management believes that these results are within the range of values that could be indicative for lithium brines in the target area.  Please refer to the map of the Clayton Valley area on the previous page for a reference on location of the drill holes.

Aside from lithium, minerals that can easily be identified in this area (mostly as crystals a few millimetres in size) include: Plagioclase (a type of feldspar), Hornblende, Clinopyroxene and Orthopyroxene, Olivine, and Magnetite.

Index of Geologic Terms

Term	Definition

Adit	a passage driven into a mine from the side of a hill
Arsenopyrite
monoclinic mineral, 8[FeAsS] ; pseudo-orthorhombic, prismatic, and metallic silver-white to steel gray; the most common arsenic mineral and principal ore of arsenic; occurs in many sulfide ore deposits, particularly those containing lead, silver, and gold

Breccia	a rock formed from fragments of pre-existing rock in which the gravel-sized particles are angular in shape and make up an appreciable volume of the rock.
Chalcopyrite	a sulfide of copper and iron, CuFeS2; sometimes called copper pyrite or yellow copper ore
Clinopyroxene	a group name for monoclinic pyroxenes
Galena	a mineral containing mainly lead sulfide that is blue-gray in color.
Hornblende	A rock-forming ferromagnesian silicate mineral with double chains of silicon-oxygen tetrahedra
Magnetite	iron oxide, Fe3O4. Black; strongly magnetic. Important ore of iron
Olivine	A mineral group including fayalite, Fe2 SiO4; forsterite, Mg2 SiO4; liebenbergite, (Ni,Mg)2 SiO4; and tephroite, Mn2 SiO4; orthorhombic; olive green, grayish green, brown, or black
Orthopyroxene	The subgroup name for pyroxenes crystallizing in the orthorhombic system, commonly containing no calcium and little or no aluminum
Overburden	Designates material of any nature, consolidated or unconsolidated, that overlies a deposit of useful materials, ores, or coal - esp. those deposits that are mined from the surface by open cuts
Plagioclase
common rock-forming minerals, have characteristic polysynthetic twinning, and commonly display zoning. The term was originally applied to all feldspars having an oblique angle between the two main cleavages

Pyrite	A sulfide mineral, iron sulfide, FeS2
Pyroxene
A group of chiefly magnesium-iron, and many other rock-forming minerals. Although members of the group fall into different systems (orthorhombic, monoclinic, and triclinic), they are closely related in form, composition, and structure

Pyrrhotite	a brownish iron sulfide mineral having weak magnetic properties
Quartz
A silicate mineral, SiO2, composed exclusively of silicon-oxygen tetrahedra, with all oxygens joined in a three-dimensional network. Crystal form is six-sided prism tapering at end, with prism faces striated transversely

Rhyolite	Fine-grained igneous rock with composition of granite
Silicification	A process of fossilization whereby the original organic components of an organism are replaced by silica, as quartz, chalcedony, or opal
Sphalerite	a mineral; zinc sulfide, nearly always contains iron, (Zn, Fe)S. Principal ore of zinc
Stibnite
An orthorhombic mineral, Sb2 S3 ; dimorphous with metastibnite; soft; metallic; may contain gold and silver; occurs in massive forms and in vertically striated prisms having perfect cleavage, in low-temperature veins and around hot springs; the chief source of antimony

Sulfide	A mineral compound characterized by the linkage of sulfur with a metal or semimetal
Vug	Small unfilled cavity in rock, usually lined with crystalline layer of different composition from surrounding rock

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of the date of this report, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (2)		Percentage of Class (3)
Common	Kevin M. Murphy (1) 1174 Manito Dr, NW Fox Island, WA 98333	12,010,000	Direct	19.94%
Common	Howard Bouch(5) Grove House 13 Low Seaton Workington Cumbria, England CA141PR UK	10,000	Direct	(4)
Common	Wayne Weaver Maison de Grant, Rue de L’Etocquet, St. Ouen, Jersey JE3 2EL UK	9,135,294	Direct	15.16%
Common	Total Directors and Officers	12,020,000	Direct	19.94%

All directors and officers hold office until our next annual general meeting of shareholders or until a successor is appointed.

(1) The person named above may be deemed to be a “parent” and “promoter” of Black Hawk, within the meaning of such terms under the Securities Act by virtue of his direct and indirect stock holdings. Mr. Murphy is the only “promoter” of Black Hawk Exploration, Inc.  Mr. Murphy is also Black Hawk’s President and CEO.

(2) Beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this report as of which there were 60,236,722 shares of our common stock issued and outstanding.

(3) Based on 60,236,722 number of shares of common stock issued and outstanding as of February 25, 2010.

(4)	Less than 1%

(5)	Mr. Bouch is Black Hawk’s CFO.

There are no outstanding stock options.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following individuals serve as the directors and executive officers of our company as of the date of this annual report. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with our Company	Age	Date First Elected or Appointed
Kevin M. Murphy	former Chief Executive Officer, President, and Director	63	July 27, 2009
Howard Bouch	Secretary, Chief Financial Officer, and Director	64	July 27, 2009

None of the directors or officers has professional or technical accreditation in the exploration, development or operations of mining or mining related projects. During the past year, our president, Mr. Murphy, spent approximately 50% of his time (approximately 20 hours per week) on the affairs of Black Hawk. For the coming year, it is anticipated that time commitment and requirement will remain approximately the same.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Kevin M. Murphy

Mr. Murphy, age 63, is an international consultant, with many years of executive management experience in corporate reorganization, finance, administration, and new business development. He has served on the Board of Directors of several companies. Mr. Murphy has served as President and Director of Greenleaf Forum Investments, Inc. from February 2000 to present.  Mr. Murphy became CEO and Chairman of the Board of Absolute Future.Com, Inc. on August 15, 2001.  He applied for reorganization for Absolute Future.Com through the Federal Bankruptcy Courts January 31, 2002.  Mr. Murphy filed Bankruptcy in June of 2001. Mr. Murphy has served as President and Director of Greenleaf Forum Investments, Inc. from February 2000 to present. Mr. Murphy has served as President and Director of Wannigan Capital from September 2002 to the present. Mr. Murphy is associated with Neighborhood Choices, a private company, in the International Domain registration and resale industry and has served as President and Director from incorporation in April of 2006 to present. Mr. Murphy has served as President and Director of Evergreen Firewood Inc., a private company in the Alternate Fuel industry from March 2007 to present. Mr. Murphy has served as Director of Convenientcast Inc. (formerly Lone Mountain Mines) from August 15th, 2003 to present. Mr. Murphy has served as President and Director of Silver Mountain Mines Inc. a private company from November 29th, 2007 to present. Mr. Murphy has served as President and Director of Black Hawk Exploration, Inc. from July 2009 to present and its two wholly owned subsidiaries Blue Lithium, Inc. since August 2009 and Golden Black Hawk, Inc. from December 2009 to the present. Mr. Murphy is an alumnus of the University Of California (UCLA), Los Angeles School of Economics and the California State University (CSULA) at Los Angeles’s School of Business, and is an Alumni of Sigma Alpha Epsilon.

Howard Bouch

Howard Bouch, age 64, is a Private Practice Chartered Accountant with over 36 years of Public and Private international experience. Mr. Bouch originally qualified as a Chartered Accountant (English and Wales Institute) in 1968. Mr. Bouch joined Deloitte & Co, Lusaka, Zambia from 1970 - 1972. Mr. Bouch joined Anglo American Corp, Zambia working as Head Office Chief Accountant for Nchanga Consolidated Copper Mines (world’s 2nd largest) from 1972 - 1976. In 1976, Mr. Bouch returned to the UK and joined Babcock and Wilcox, Engineers, Nottinghamshire, England as Chief Accountant for one of their subsidiaries. Mr. Bouch was Chief Accountant of a private building firm in Cumbria, England from 1978 - 1984.  In 1984 Mr. Bouch established a Private Practice as a Chartered Accountant and continues to provide professional services to Cumbrian firms to the present. Mr. Bouch is a Director of Viavid Broadcasting Inc., a fully reporting, US Public Company, trading on the Pink Sheets under the symbol VVDB; also of UTEC, Inc. symbol UTEI.

Involvement in Certain Legal Proceedings

During the past five years, none of our officers, directors, promoters or control persons have had any of the following events occur:

●	a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;
●
being subject to any order, judgement or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; and/or

●
being found by a court of competent jurisdiction, in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgement has not been reversed, suspended or vacated.

Other Directorships

Other than the above, none of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission.  The letter should be accompanied by a résumé supporting the nominee’s qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation.  If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions.  The Board may request additional information from each candidate prior to reaching a determination, and it is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses.  In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty.  As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

the corporation could financially undertake the opportunity;
the opportunity is within the corporation’s line of business; and
it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Audit Committee

We do not currently have an audit committee or a committee performing similar functions. The Board of Directors as a whole participates in the review of our financial statements and disclosure.

EXECUTIVE COMPENSATION

General

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;
(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended August 31, 2009, and 2008 and
(c)
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended August 31, 2009, and 2008, whom we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Garrett Ainsworth (1) former President, CEO, CFO, COO and Director	2009 2008	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Kevin M. Murphy (2) President, CEO, CFO, COO and Director	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Howard Bouch (3) Secretary, CFO and Director	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil Nil

(1) The fair market value of the 20,000,000 shares of Black Hawk issued to Mr. Ainsworth in October 2006 for cash consideration of $2,000 did not exceed the $0.001 per share that he paid for the shares.

(2) Mr. Murphy, our Chief Executive Officer and director, has received 10,000  common shares, par value $ .001 for his time and/or services rendered to Black Hawk and there are no plans to compensate him in the near future, unless and until we begin to realize revenues and become profitable in our business.

(3) Mr. Bouch, our Chief Financial Officer and director, has received 10,000  common shares, par value $.001 for his time and/or  services rendered to Black Hawk and there are no plans to compensate him in the near future, unless and until we begin to realize revenues and become profitable in our business.

Options Grants During the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

Long-Tem Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

Compensation of Directors

The members of the Board of Directors are not compensated by Black Hawk for acting as such. Directors are reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment contracts or other contracts or arrangements with our officers or directors other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by Black Hawk, with respect to the officers, directors, employees or consultants of Black Hawk that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants. There are no arrangements for directors, officers or employees that would result from a change-in-control.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Family Relationships

There are no family relationships between any of our directors, executive officers or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

During the three months ended November 30, 2009, in accordance with a consulting agreement signed in July, 2009 and amended in September, 2009, we paid total consulting fees of $13,000 to a private company that has a common director with us.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

During the last two years and except as disclosed above, none of the following persons has had any direct or indirect material interest in any transaction to which our company was or is a party, or in any proposed transaction to which our company proposes to be a party:

(a)	any director or officer of our company;
(b)	any proposed director of officer of our company;
(c)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or
(d)	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws).

Director Independence

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements.  Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock are quoted on the OTC Bulletin Board under the symbol “BHWX”.  Our CUSIP number is 09206P107. The following table reflects the high and low bid information for our common stock obtained from Stockwatch and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

OTC Bulletin Board
Quarter Ended(1)	High	Low
November 30, 2009	$1.73	$0.43

(1)           The first trade in our stock did not occur until September 24, 2009.

Holders of our Common Stock

Our common shares are issued in registered form. Empire Stock Transfer Co., 1859 Whitney Mesa Dr., Henderson, NV 89014 is our stock transfer agent. They can be contacted by telephone at (702) 818-5898 and by facsimile at (702) 974-1444. As of February 25, 2010 our stock was held by 15 holders of record.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans in place.

RECENT SALES OF UNREGISTERED SECURITIES

In October 2006, the Company raised $20,000 from the sale of 2,000,000 post-split common shares at $0.10 per share.

On March 15, 2007, the board of directors approved a ten (10) for one (1) forward stock split of authorized, issued and outstanding shares of common stock. The Company amended its Articles of Incorporation by the filing of a Certificate of Change with the Nevada Secretary of State wherein it stated that it would issue ten shares for every one share of common stock issued and outstanding immediately prior to the effective date of the forward stock split. The change in the Articles of Incorporation was effected with the Nevada Secretary of State on April 6, 2007. As a result, the authorized capital increased from 30,000,000 to 300,000,000 shares of common stock with a par value of $0.001. The stock split is presented retroactively.

In October 2006, the Company raised $20,000 from the sale of 2,000,000 post-split common shares at $0.10 per share.

On March 15, 2007, the board of directors approved a ten (10) for one (1) forward stock split of authorized, issued and outstanding shares of common stock. The Company amended its Articles of Incorporation by the filing of a Certificate of Change with the Nevada Secretary of State wherein it stated that it would issue ten shares for every one share of common stock issued and outstanding immediately prior to the effective date of the forward stock split. The change in the Articles of Incorporation was effected with the Nevada Secretary of State on April 6, 2007. As a result, the authorized capital increased from 30,000,000 to 300,000,000 shares of common stock with a par value of $0.001. The stock split is presented retroactively in these financial statements.

On May 30, 2007, the Company closed a private placement of 571,428 common shares for gross proceeds of $400,000.

From June to August 2007, the Company issued 210,000 common shares valued at $147,000 in connection with its mineral property option agreements and acquisition agreement.

In August 2009, the Company issued 280,000 common shares valued at $0.10 per share to a related-party consultant of the Company.

In August 2009, the Company issued 20,000 common shares valued at $0.10 per share to the two new directors of the Company.

On August 6, 2009 the Company closed a private placement of 600,000 common shares at $0.10 for proceeds of $60,000.

On October 16, 2009 the Company closed a private placement of 64,705 common shares at a price of $0.85 for proceeds of $54,999.25.

On November 20, 2009 the Company received a first tranche of $200,000 under a share agreement that provides the Company with up to $1,000,000.  The agreement is to issue common shares at a price of $0.85 upon receipt of funds and to issue a warrant for the like number of shares priced at $1.05 for the first year and $1.25 if exercised in the second year.

On January 29, 2010 the Company received a second tranche of $200,000 under a share agreement that provides the Company with up to $1,000,000.  The agreement is to issue common shares at a price of $0.85 upon receipt of funds and to issue a warrant for the like number of shares priced at $1.05 for the first year and $1.25 if exercised in the second year.

 As of February 25, 2010, there are 60,236,722 shares of the Company’s common stock issued and outstanding.

All of these shares were issued to accredited investors under the exemption from Section 5 of the Securities Act of 1933 (the “Act”) contained in Section 4(6) of the Act.

DESCRIPTION OF REGISTRANT’S SECURITIES

As of February 25, 2010, there are 60,236,722 shares of the Company’s common stock issued and outstanding, held by 15 holders of record.

Common Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share. Our shareholders (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the board of directors; (ii) are entitled to share ratably in all of the assets for distribution to holders of common stock upon liquidation, dissolution or winding up of our business affairs; (iii) do not have pre-emptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid and non-assessable.

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company or a change in type of business.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 78.138 of the Nevada Revised Statute (“NRS”) provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in said Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our financial statements are stated in U.S. dollars and are prepared in conformity with generally accepted accounting principles of the United States. The following financial statements pertaining to our company are filed as part of this registration statement: Audited financial statements for the period from April 14, 2005 (inception) through August 31, 2009. Unaudited interim financial statements for the three month period ended November 30, 2009.

BLACK HAWK EXPLORATION, INC.
(An Exploration Stage Company)

CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

FINANCIAL STATEMENTS

Balance Sheets	F-3

Statements of Operations	F-4

Statements of Stockholders’ Equity	F-5

Statements of Cash Flows	F-6

Notes to the Consolidated Financial Statements	F-7 to F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Black Hawk Exploration Inc.
(An Exploration Stage Company)
Fox Island, WA

We have audited the accompanying consolidated balance sheets of Black Hawk Exploration Inc. (the “Company”) as of August 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended and the period from April 14, 2005 (inception) through August 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Black Hawk Exploration Inc. as of August 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years then ended and the period from April 14, 2005 (inception) through August 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company’s absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2010 raise substantial doubt about its ability to continue as a going concern. The 2009 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP

Houston, Texas
November 24, 2009

BLACK HAWK EXPLORATION INC.
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS

	August 31,	August 31,
	2009	2008
ASSETS

Current assets
Cash	$13,000	$26,393
Prepaid expenses	33,500	5,000
Total current assets	46,500	31,393

Mineral property	3,700	-
Total assets	$50,200	$31,393

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$-	$4,314
Total current liabilities	-	4,314
Total liabilities	-	4,314

COMMITMENTS

STOCKHOLDERS’ EQUITY:

Common stock, $.001 par value, 300,000,000 shares authorized,
59,201,428 and 58,301,428 shares issued and outstanding as of August 31, 2009 and 2008, respectively	59,201	58,301
Additional paid-in capital	687,099	597,999
Deficit accumulated during the exploration stage	(696,100)	(629,221)
Total Stockholders’ Equity	50,200	27,079
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$50,200	$31,393

The accompanying notes are an integral part of these consolidated financial statements

BLACK HAWK EXPLORATION INC.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended August 31, 2009 and 2008
and the Period from April 14, 2005 (Inception) through August 31, 2009

	Years Ended August 31,		Inception through
	2009	2008	August 31, 2009
Cost and expenses:
Mineral costs	$1,300	$530	$1,830
General and administrative	35,579	49,794	139,708
Stock-based compensation	30,000	-	30,000
Impairment of mineral property costs	-	233,051	524,562
Loss from operations	(66,879)	(283,375)	(696,100)
Net loss	$(66,879)	$(283,375)	$(696,100)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)
Weighted average shares outstanding:
Basic and diluted	58,359,784	58,291,182

The accompanying notes are an integral part of these consolidated financial statements

BLACK HAWK EXPLORATION INC.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Period from April 14, 2005 (Inception) through August 31, 2009

					Deficit
	Common Stock		Additional Paid-	Subscription	Accumulated During the
	Shares*	Amount	in Capital	Receivable	Exploration Stage	Total
Issuance of common stock for cash	55,470,000	$55,470	$(1,170)	$(2,000)	$-	$52,300
Net loss	-	-	-	-	(2,095)	(2,095)
Balance, August 31, 2005	55,470,000	55,470	(1,170)	(2,000)	(2,095)	50,205
Cash receipt for subscription receivable	-	-	-	2,000	-	2,000
Net loss	-	-	-	-	(17,510)	(17,510)
Balance, August 31, 2006	55,470,000	55,470	(1,170)	-	(19,605)	34,695
Issuance of common stock for cash	2,571,428	2,571	417,429	-	-	420,000
Issuance of common stock for mineral property costs	210,000	210	146,790	-	-	147,000
Net loss	-	-	-	-	(326,241)	(326,241)
Balance, August 31, 2007	58,251,428	58,251	563,049	-	(345,846)	275,454
Issuance of common stock for mineral property costs	50,000	50	34,950	-	-	35,000
Net loss	-	-	-	-	(283,375)	(283,375)
Balance, August 31, 2008	58,301,428	58,301	597,999	-	(629,221)	$27,079
Issuance of common stock for cash	600,000	600	59,400	-	-	60,000
Issuance of common stock for services	300,000	300	29,700	-	-	30,000
Net loss	-	-	-	-	(66,879)	(66,879)
Balance, August 31, 2009	59,201,428	$59,201	$687,099	$-	$(696,100)	$50,200

*The common stock issued has been retroactively restated to reflect a forward stock split of 10 new shares for 1 old share, effective March 15, 2007.

The accompanying notes are an integral part of these consolidated financial statements

BLACK HAWK EXPLORATION INC.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended August 31, 2009 and 2008
and the Period from April 14, 2005 (Inception) through August 31, 2009

	August 31, 2009	August 31, 2008	Inception through August 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(66,879)	$(283,375)	$(696,100)
Adjustments to reconcile net loss to cash used by operating activities:
Impairment of mineral property costs	-	233,051	524,562
Stock-based compensation	30,000	-	30,000
Net change in:
Prepaid expenses	(28,500)	(5,000)	(33,500)
Accounts payable	(4,314)	164	-
Due to related party	-	(5,087)	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(69,693)	(60,247)	(175,038)
CASH FLOWS FROM INVESTING ACTIVITIES:
Mineral property expenditures	(3,700)	(2,665)	(346,262)
CASH FLOWS USED IN INVESTING ACTIVITIES	(3,700)	(2,665)	(346,262)
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash received from common stock issuance	60,000	-	534,300
Cash received for share subscriptions	-	-	-
CASH FLOWS FROM FINANCING ACTIVITIES	60,000	-	534,300
NET INCREASE (DECREASE) IN CASH	(13,393)	(62,912)	13,000
Cash, beginning of period	26,393	89,305	-
Cash, end of period	$13,000	$26,393	$13,000
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-
SUPPLEMENTAL DISCLOSURE OF NON CASH TRANSACTION:
Stock issued for mineral property costs	$-	$35,000	$182,000
Reclassification of deposit to mineral property costs	$-	$80,062	$-

The accompanying notes are an integral part of these consolidated  financial statements

BLACK HAWK EXPLORATION INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS

Black Hawk Exploration Inc. (“the Company”) was incorporated in Nevada on April 14, 2005, to engage in acquisition and exploration of mineral properties.

On August 11, 2009 the Company formed Blue Lithium Energy Inc. (“Blue Lithium”), a wholly owned subsidiary under the laws of the State of Nevada to acquire, explore and develop lithium properties in the United States and Canada.

On December 09, 2009 The Company formed Golden Black Hawk, Inc. (“Golden Black Hawk”), a wholly owned subsidiary under the laws of the State of Nevada to acquire, explore and develop gold properties in the United States and Canada.

Going concern

These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred losses since inception of $696,100. Further losses are anticipated in the development of its business and there can be no assurance that the Company will be able to achieve or maintain profitability.

The continuing operations of the Company and the recoverability of the carrying value of assets is dependent upon the ability of the Company to obtain necessary financing to fund its working capital requirements, and upon future profitable operations. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

There can be no assurance that capital will be available as necessary to meet the Company’s working capital requirements or, if the capital is available, that it will be on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company’s liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success may be adversely affected.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

The accompanying consolidated financial statements included all of the accounts of the Company and its wholly-owned subsidiary, Blue Lithium Energy Inc., a Nevada Corporation. All intercompany transactions have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents are defined as cash on hand, demand deposits and short-term, highly liquid investments with an original maturity of ninety days or less.

Exploration Stage Company

The Company complies with Financial Accounting Standard Board Statement (“SFAS”) No. 7 for its characterization of the Company as an Exploration Stage Company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the period. Actual results may differ from those estimates.

Mineral Property Acquisition Costs

The costs of acquiring mineral properties are capitalized and amortized over their estimated useful lives following the commencement of production or expensed if it is determined that the mineral property has no future economic value or the properties are sold or abandoned.

Cost includes cash consideration and the fair market value of shares issued on the acquisition of mineral properties. Properties acquired under option agreements, whereby payments are made at the sole discretion of the Company, are recorded in the accounts at such time as the payments are made.

The recoverable amounts for mineral properties is dependent upon the existence of economically recoverable reserves; the acquisition and maintenance of appropriate permits, licenses and rights; the ability of the Company to obtain financing to complete the exploration and development of the properties; and upon future profitable production or alternatively upon the Company’s ability to recover its spent costs from the sale of its interests. The amounts recorded as mineral properties reflect actual costs incurred and are not intended to express present or future values.

The capitalized amounts may be written down if potential future cash flows, including potential sales proceeds, related to the property are estimated to be less than the carrying value of the property. Management of the Company reviews the carrying value of each mineral property interest quarterly, and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Reductions in the carrying value of each property would be recorded to the extent the carrying value of the investment exceeds the estimated future net cash flows.

Exploration and Development Costs

Exploration costs are expensed as incurred. When it is determined that a mining deposit can be economically and legally extracted or produced based on established proven and probable reserves, further exploration costs and development costs incurred after such determination will be capitalized. The establishment of proven and probable reserves is based on results of final feasibility studies which indicate whether a property is economically feasible. Upon commencement of commercial production, capitalized costs will be transferred to the appropriate asset category and amortized over their estimated useful lives. Capitalized costs, net of salvage values, relating to a deposit which is abandoned or considered uneconomic for the foreseeable future, will be written off.

Impairment of Mineral Rights

The Company reviews mineral rights for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the review indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the company’s current business model. During the years ended August 31, 2009 and 2008, the Company recorded impairment to mineral rights of $Nil and $233,051, respectively.

Asset Retirement Obligations

The Company has adopted the provisions of SFAS No. 143 “Accounting for Asset Retirement Obligations,” which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The adoption of this standard has had no effect on the Company’s financial position or results of operations. As of August 31, 2009 any potential costs relating to the ultimate disposition of the Company’s mineral property interests have not yet been determinable.

Stock Based Compensation

Stock based compensation expense is recorded in accordance with SFAS 123R (Revised 2004), Share-Based Payment, for stock and stock options awarded in return for services rendered. The expense is measured at the grant-date fair value of the award and recognized as compensation expense on a straight-line basis over the service period, which is the vesting period. The Company estimates forfeitures that it expects will occur and records expense based upon the number of awards expected to vest.

Basic Loss per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period. The weighted average number of shares outstanding during the periods has been retroactively restated to reflect a forward stock split of 10 new shares for 1 old share, effective March 15, 2007.

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Financial Instruments

As of August 31, 2009, the Company’s financial instruments consist of cash. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. Because of the short maturity of such assets and liabilities the fair value of the financial instrument approximates its carrying value, unless otherwise noted.

Recent Accounting Pronouncements

During the year ended August 31, 2009 and subsequently, the Financial Accounting Standards Board (“FASB”) has issued a number of financial accounting standards, none of which did or are expected to have a material impact on the Company’s results of operations, financial position, or cash flows, with exception of:

New Accounting Pronouncements (Adopted)

SFAS No. 157.    In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). This statement defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements, but does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position, or FSP, No. FAS 157-2, Effective Date of FASB Statement No. 157 (“FSP FAS 157-2”), which delayed the effective date of SFAS No. 157 for certain nonfinancial assets and liabilities to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. We adopted SFAS No. 157 for the Company’s financial assets and liabilities in the first quarter of fiscal 2009, and provisions for nonfinancial assets and liabilities in the first quarter of fiscal 2010, which did not result in recognition of a transaction adjustment to retained earnings or have a material impact on our financial condition, results of operations or cash flows.

SFAS No. 165.    In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS No. 165”). This statement provides guidance to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. This statement is effective for interim or fiscal periods ending after June 15, 2009, and is applied prospectively. We adopted SFAS No. 165 in the year ended August 31, 2009; this adoption did not have any impact on our financial condition, results of operations or cash flows.

New Accounting Pronouncements (Not yet adopted)

SFAS No. 168.    In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally of Generally Accepted Accounting Principles — a Replacement of FASB Statement No. 162 (“SFAS No. 168”). SFAS No. 168 establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. We do not expect the adoption of SFAS No. 168 will not have a material impact on our financial condition, results of operations or cash flows.

NOTE 3 – MINERAL RIGHTS

During August, 2009, a geologist engaged by the Company identified and acquired 56 lithium claims in the State of Nevada on behalf of the Company. The titles to these claims were transferred to the Company subsequent to the year end.

During the year ended August 31, 2008, the Company allowed its mineral property options on the Northwest Territories property to expire.  Accordingly, an impairment charge of $233,051 was recorded to write-off the assets.

NOTE 4 - RELATED PARTY TRANSACTIONS

On July 27, 2009, the Company signed a consulting agreement (the “Consulting Agreement”) for a term of eight months with a private company (the “Consultant”) that has a common director with the Company, whereby the Consultant receives $3,000 per month for consulting services on corporate, administrative, business planning and business analysis, and receives a maximum of $500 per month for preapproved expenses. In accordance with the Consulting Agreement, consulting fees of $6,000 for the first and last month of the term of the Agreement were paid and 280,000 common shares of the Company were issued to the Consultant upon signing of the Consulting Agreement (Note 6). On September 5, 2009 the consulting fees were increased to $4,000 per month in an amended agreement, which were further amended to $4,500 per month on October 5, 2009 (Note 5). In addition, the Company paid consulting fees of $3,000 to the Consultant for services provided prior to the signing of the Agreement.

During the year ended August 31, 2009, the Company issued 20,000 common shares to the two new directors of the Company, valued at $0.10 per share for total director’s compensation of $2,000.

During the year ended August 31, 2008, total management fee of $22,449 was paid to a director of the Company. As of August 31, 2008, this director resigned and no balance was owed to this director.

NOTE 5 - COMMITMENTS

In accordance with the amended Consulting Agreements with a related party of the Company, the Company pays the related consultant consulting fees of $4,000 for the month of September, 2009, and $4,500 per month for the five months from October 2009 to February 2010, and a maximum of $500 for preapproved expenses per month for the six months from September 2009 to February 2010 (Note 4).

NOTE 6 - COMMON STOCK

The Company’s authorized stocks consist of 300,000,000 common shares at a par value of $0.001.

In October 2006, the Company raised $20,000 from the sale of 2,000,000 post-split common shares at $0.10 per share.

On March 15, 2007, the board of directors approved a ten (10) for one (1) forward stock split of authorized, issued and outstanding shares of common stock. The Company amended its Articles of Incorporation by the filing of a Certificate of Change with the Nevada Secretary of State wherein it stated that it would issue ten shares for every one share of common stock issued and outstanding immediately prior to the effective date of the forward stock split. The change in the Articles of Incorporation was effected with the Nevada Secretary of State on April 6, 2007. As a result, the authorized capital increased from 30,000,000 to 300,000,000 shares of common stock with a par value of $0.001. The stock split is presented retroactively in these financial statements.

On May 30 2007, the Company closed a private placement for an aggregate of 571,428 common shares at a price of $0.70 for total proceeds of $400,000. These common shares were issued in June 2007.

From June to August 2007, the Company issued 210,000 common shares valued at $147,000 in connection with its mineral property option agreements and acquisition agreement.

The Company issued 50,000 shares for a mineral property option in November 2007 valued at $35,000.

In August 2009, the Company issued 600,000 common shares at $0.10 per share for total proceeds of $60,000.

In August 2009, the Company issued 280,000 common shares valued at $0.10 per share to a related-party consultant of the Company (Note 4).

In August 2009, the Company issued 20,000 common shares valued at $0.10 per share to the two new directors of the Company (Note 4).

As of August 31 2009, 59,201,428 shares of the Company’s common stock are issued and outstanding.

NOTE 7 - INCOME TAXES

The Company follows Statement of Financial Accounting Standards Number 109 (“SFAS 109”), “Accounting for Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	August 31, 2009	August 31, 2008
Income tax benefit attributable to:
Net operating loss	$12,500	$96,000
Change in valuation allowance	(12,500)	(96,000)
Net refundable amount	$-	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	August 31, 2009	August 31, 2008
Deferred tax asset attributable to:

Net operating loss carryover	$226,400	$213,900
Valuation allowance	(226,400)	(213,900)
Net deferred tax asset	$-	$-

At August 31, 2009, the Company had an unused net operating loss carry-forward approximating $666,000 that is available to offset future taxable income; the loss carry-forward will start to expire in 2025.

NOTE 8 – SUBSEQUENT EVENTS

On October 16, 2009 the Company received gross proceeds of $55,000 for subscriptions of 64,705 shares of the Company’s common stock at $0.85 per share. These shares have not been issued.

On October 19, 2009 the Company entered into an equity financing agreement (the “Financing Agreement”), whereby the Company may draw up to $1,000,000 by issuing units (the “Units”) at $0.85 per unit with each unit consisting of one share of the Company’s common stock and one common stock purchase warrant exercisable into one common share for two years, at $1.05 for the first 12 months and $1.25 for the second 12 months. Under the terms of the agreement the Company has the right to call upon funds as needed. The securities will be issued upon receiving registration approval. In accordance with the Financing Agreement on November 20, 2009 the Company received gross proceeds of $200,000 for subscription of 235,294 units at $0.85 per unit. The units have not been issued.

In November 2009 the Company completed its acquisition of 100% interest in 56 lithium claims at a 1,120 acre site in the state of Nevada at a total cost of $34,434.

The Company has evaluated subsequent events for recognition or disclosure through the date these financial statements were available to be issued, November 24, 2009.

  Item 9A.              Controls and Procedures

As required by Rule 13a-15 under the Securities Exchange Act of 1934, as of the end of the period covered by the annual report, being August 31, 2009, we have carried out an evaluation of the effectiveness of the design and operation of our company’s disclosure controls and procedures.  This evaluation was carried out under the supervision and with the participation of our company’s management, including our company’s president along with our company’s secretary.  Based upon that evaluation, our company’s president along with our company’s secretary concluded that our company’s disclosure controls and procedures are effective as at the end of the period covered by this report. There have been no significant changes in our internal controls over financial reporting that occurred during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect our internal controls over financial reporting.

Disclosure controls and procedures and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported, within the time period specified in the Securities and Exchange Commission’s rules and forms.  Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934 is accumulated and communicated to management including our president and secretary as appropriate, to allow timely decisions regarding required disclosure.

Internal Controls over Financial Reporting

Internal control over financial reporting refers to the process designed by, or under the supervision of, our Chief Executive Officer and Chief Financial Officer, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and includes those policies and procedures that:

(1) Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

(2) Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorization of our management and directors; and

(3) Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or disposition of our assets that could have a material effect on the financial statements.

Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting also can be circumvented by collusion or improper management override. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process. Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk. Management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company.

Management conducted an assessment of the effectiveness of the Company’s internal control over financial reporting as of August 31, 2009, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring, based on the framework in Internal Control – Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). As of August 31, 2009, management has determined that the Company’s internal control over financial reporting as of August 31, 2009 was effective.

Currently, Management and Board review are being utilized to mitigate the risk of material misstatement in financial reporting, and also to ensure that existing internal controls remain effective. Based on this assessment, management has concluded that our internal control over financial reporting was effective as of August 31, 2009.

This Annual Report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Our internal control over financial reporting was not subject to attestation by our independent registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management’s report in this Annual Report.

There has been no change in our internal controls over financial reporting during our most recent fiscal year that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

Financial Statements (un-audited) for period ended November 30, 2009

PART I

Item 1. Financial Statements

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

BLACK HAWK EXPLORATION INC.
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS

	November 30,	August 31,
	2009	2009
	(Unaudited)
ASSETS

Current assets
Cash	$234,684	$13,000
Prepaid expenses	8,500	33,500
Total current assets	243,184	46,500

Mineral property claims	25,171	3,700
Total assets	$268,355	$50,200

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$9,000	$-
Total current liabilities	9,000	-
Total liabilities	9,000	-

COMMITMENTS

STOCKHOLDERS’ EQUITY:

Common stock, $.001 par value, 300,000,000 shares authorized,
59,201,428 shares issued and outstanding as of November 30, 2009 and August 31, 2009	59,201	59,201
Additional paid-in capital	942,098	687,099
Deficit accumulated during the exploration stage	(741,944)	(696,100)
Total Stockholders’ Equity	259,355	50,200
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$268,355	$50,200

The accompanying notes are an integral part of these consolidated financial statements

BLACK HAWK EXPLORATION INC.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended November 30, 2009 and 2008
and the Period from April 14, 2005 (Inception) through November 30, 2009
(Unaudited)

	Three Months Ended November 30,		Inception through
	2009	2008	November 30, 2009
Cost and expenses:
Mineral costs	$7,963	$-	$9,793
General and administrative	37,881	5,510	177,589
Stock-based compensation	-	-	30,000
Impairment of mineral property costs	-	-	524,562
Loss from operations	(45,844)	(5,510)	(741,944)
Net loss	$(45,844)	$(5,510)	$(741,944)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)
Weighted average shares outstanding:
Basic and diluted	59,201,428	58,301,428

The accompanying notes are an integral part of these consolidated financial statements

BLACK HAWK EXPLORATION INC.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended August 31, 2009 and 2008
and Period from April 14, 2005 (Inception) through August 31, 2009
(Unaudited)

	Three Months Ended November 30, 2009	Three Months Ended November 30, 2008	Inception through November 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(45,844)	$(5,510)	$(741,944)
Adjustments to reconcile net loss to cash used by operating activities:
Impairment of mineral property costs	-	-	524,562
Stock-based compensation	-	-	30,000
Net change in:
Prepaid expenses	3,529	-	(29,971)
Accounts payable	9,000	290	9,000
Due to related party	-	-	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(33,315)	(5,220)	(208,353)
CASH FLOWS FROM INVESTING ACTIVITIES:
Mineral property expenditures	-	-	(346,262)
CASH FLOWS USED IN INVESTING ACTIVITIES	-	-	(346,262)
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash received from sales of common stock	254,999	-	789,299
CASH FLOWS FROM FINANCING ACTIVITIES	254,999	-	789,299
NET INCREASE (DECREASE) IN CASH	221,684	(5,220)	234,684
Cash, beginning of period	13,000	26,393	-
Cash, end of period	$234,684	$21,173	$234,684
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-
SUPPLEMENTAL DISCLOSURE OF NON CASH TRANSACTION:
Stock issued for mineral property costs	$-	$-	$182,000
Reclassification of deposit to mineral property costs	$21,471	$-	$21,471

The accompanying notes are an integral part of these consolidated financial statements

BLACK HAWK EXPLORATION INC.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements of Black Hawk Exploration Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s registration statement filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal year August 31, 2009 as reported in Form 10-K, have been omitted.

The Company has evaluated subsequent events for recognition or disclosure through January 13, 2010, the date these financial statements were available to be issued.

NOTE 2 – MINERAL RIGHTS

During August, 2009, a geologist engaged by the Company identified and acquired 56 lithium claims in the State of Nevada on behalf of the Company. The titles to these claims were transferred to the Company in November, 2009.

NOTE 3 - RELATED PARTY TRANSACTIONS

During the three months ended November 30, 2009, in accordance with a consulting agreement signed in July, 2009 and amended in September, 2009, the Company paid total consulting fees of $13,000 to a private company that has a common director with the Company.

NOTE 4 - COMMITMENTS

In accordance with the amended consulting agreements with a related party of the Company, the Company pays the related consultant consulting fees of $4,500 per month and a maximum of $500 for preapproved expenses per month to February, 2010.

NOTE 5 - COMMON STOCK

On October 16, 2009 the Company received gross proceeds of $54,999 for subscriptions of 64,705 shares of the Company’s common stock at $0.85 per share. These shares have not been issued to date.

On October 19, 2009 the Company entered into an equity financing agreement (the “Financing Agreement”), whereby the Company may draw up to $1,000,000 by issuing units (the “Units”) at $0.85 per unit with each unit consisting of one share of the Company’s common stock and one common stock purchase warrant exercisable into one common share for two years, at $1.05 for the first 12 months and $1.25 for the second 12 months. Under the term of the agreement the Company has the right to call upon funds as needed. The advances are at the discretion of the counter-party. In accordance with the Financing Agreement, on November 20, 2009 the Company received gross proceeds of $200,000 for subscription of 235,294 units at $0.85 per unit. The shares of common stock have not been issued to date.

NOTE 6 – SUBSEQUENT EVENTS

On December 1, 2009 the Company entered into an office rent agreement with a public company that has a common director and officer with the Company at $400 per month for office space in Nevada. The term of the agreement is on a month by month basis starting from December, 2009. A deposit of $1,200 was paid upon signing of the agreement.

On December 8, 2009 the Company formed Golden Black Hawk, Inc., a wholly owned subsidiary under the laws of the State of Nevada to acquire, explore and develop gold properties in the United States and Canada.

On December 10, 2009, (the “Effective Date”), the Company entered into a property interest purchase option agreement (the “Option Agreement”) with HuntMountain Resources Ltd. (“HuntMountain”), a public company that has the option right to acquire 100% interest in a total of 73 mining claims (the “Claims”) in Pershing County in the State of Nevada (the “Property”).

The Option Agreement entitles the Company to acquire undivided legal and beneficial interests of up to 75% in the Property free and clear of all liens, charges and claims of others. Considerations for the Option Agreement are as follows:

-	An initial payment of $50,000 (paid) and issuance of 250,000 restricted shares of common stock (not issued) on the Effective Date;

-	A further payment of $25,000 and issuance of 100,000 restricted shares of common stock on the first anniversary of the Effective Date;

-	A further payment of $25,000 on the second anniversary of the Effective Date;

-	Incur or fund expenditures on the Property of not less than $700,000 on or before the fourth anniversary of the Effective Date.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim periods, including the interim period up through the date the relationship ended.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the date hereof given the current level of our operations, our company is not a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.  Please refer to Item 5.01 of this current report for a detailed description of the business of our company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HAWK EXPLORATION, INC.

Per:

/s/ Kevin M. Murphy
Kevin M. Murphy
President, Chief Executive Officer, and Director
February 25, 2010

/s/ Howard Bouch
Howard Bouch
Secretary, CFO, and Director

February 25, 2010